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Exhibit 23.3

Consent of Independent Certified Public Accountants

        We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 for Service 1st Bancorp of our report dated March 28, 2008 appearing in the Annual Report on Form 10-K of Service 1st Bancorp for the year ended December 31, 2007.

        We further consent to the reference to our firm under the heading "Experts" in this Pre-Effective Amendment No. 1 to the Registration Statement.

/s/ Vavrinek, Trine, Day & Co., LLP

Palo Alto, California
August 20, 2008

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  Exhibit 23.3